Exhibit 10.1



                           FIRST AMENDED AND RESTATED
                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of July 23, 2000 (this "Agreement"), by and among VOICESTREAM WIRELESS CORPORATION, a Delaware corporation ("VoiceStream"), and the individuals and entities set forth on
Schedule I hereto (each, a "Stockholder" and collectively, the "Stockholders").

                  WHEREAS, each Stockholder is or, in the case of Deutsche Telekom AG ("DT"), an AKTIENGESELLSCHAFT organized under the laws of the Federal Republic of Germany, will become as described below, the Beneficial Owner of the number of shares of VoiceStream common stock, par value $0.001 per share (the "Shares"), set forth opposite such Stockholder's name in Schedule I hereto;

                  WHEREAS, VoiceStream and certain of the Stockholders are parties to that certain Voting Agreement, dated as of February 25, 2000, including the acceptance thereof by Telephone and Data Systems, Inc., a Delaware corporation ("TDS") as of May 4, 2000 (the "February 2000 Voting Agreement"), and now wish to amend and restate such agreement;

                  WHEREAS, VoiceStream and DT are parties to that certain Stock Subscription Agreement, dated as of July 23, 2000 (the "Subscription Agreement"), pursuant to which, DT will purchase the number of Shares set forth opposite its name in Schedule I hereof;

                  WHEREAS, the terms of the Subscription Agreement provide that the parties hereto shall enter into this Agreement.

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  Section 1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

                  "DT Preferred Stock" means the Convertible Voting Preferred Stock, par value $0.001 per share, of VoiceStream purchased by DT pursuant to the Subscription Agreement.

                  "Beneficially Own" has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended; except that no broker or dealer or any affiliate thereof shall be deemed to Beneficially Own Shares, the beneficial ownership of which is acquired in the ordinary course of the activities of a broker or dealer registered under
Section 15 of the Securities Exchange Act of 1934, as amended, including, but not limited to, the acquisition of beneficial ownership of such securities as a result of any market-making or underwriting activities (including any Shares acquired for the investment account of a broker or dealer in connection with such underwriting activities), or the exercise of investment or voting discretion authority over any of its customer accounts, or the

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acquisition in good faith of such securities in connection with the enforcement of payment of a debt previously contracted.

                  "Board" means the Board of Directors of VoiceStream.

                  "BSF" means Bridge Street Fund 1992, L.P., a Delaware limited partnership.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Hong Kong or Seattle, Washington are authorized or required by law to close.

                  "GS" means The Goldman Sachs Group, Inc., a Delaware corporation.

                  "GSC" means BSF, GS, GSCP and SSF.

                  "GSCP" means GS Capital Partners, L.P., a Delaware limited partnership.

                  "HTL" means Hutchison Telecommunications Limited, a corporation organized under the laws of Hong Kong.

                  "Hutchison" means Hutchison Holdings and Hutchison PCS.

                  "Hutchison Holdings" means Hutchison Telecommunications Holdings (USA) Limited, a British Virgin Islands corporation.

                  "Hutchison PCS" means Hutchison Telecommunications PCS (USA) Limited, a British Virgin Islands corporation.

                  "Hutchison Preferred Stock" means the 2-1/2% Convertible Junior Preferred Stock, without par value, of VoiceStream purchased by Hutchison PCS pursuant to that certain Stock Purchase Agreement dated June 23, 1999, by and among VoiceStream, HTL and Hutchison PCS.

                  "Immediate Family" means an individual's spouse, children (including adopted children), grandchildren and parents.

                  "Merger Agreement" means that certain Agreement and Plan of Merger, by and among VoiceStream and DT, dated as of July 23, 2000.

                  "VoiceStream Washington" means VoiceStream Washington Corporation (formerly known as VoiceStream Wireless Corporation), a Washington corporation.

                  "Percentage Ownership" means, as to any Stockholder, the aggregate percentage of the outstanding Shares Beneficially Owned by such Stockholder, including for this purpose, Shares Beneficially Owned by such Stockholder's Permitted Affiliate Transferees. For all purposes of this Agreement, outstanding Shares shall include Shares issuable to Hutchison PCS (and its Permitted Affiliate Transferees) upon conversion of the Hutchison Preferred Stock and Shares issuable to DT (and its Permitted Affiliate Transferees) upon conversion of the DT Preferred Stock.



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                  "Permitted Affiliate Transferee" means (i) with respect to any
Stockholder who is a natural Person, any member of such Person's Immediate Family, or any trust for the benefit of, or a partnership all of the partners of which are, such Person and/or any member of such Person's Immediate Family; (ii) with respect to any Stockholder which is a limited partnership (a) any Person that, as of May 13, 1996, was the sole general partner of such Stockholder or was the sole general partner of the sole general partner of such Stockholder, or
(b) another limited partnership which has a sole general partner, the control of which sole general partner is held, directly or indirectly, by five (5) or fewer natural Persons, provided such natural Persons had control at May 13, 1996 of the sole general partner of such Stockholder; (iii) with respect to Hutchison,
(w) HTL, (x) any Subsidiary of HTL, or (y) any other entity acceptable to Stockholders (other than Hutchison and its Permitted Affiliate Transferees) holding at least a majority of the Shares owned by all Stockholders (other than Hutchison and its Permitted Affiliate Transferees) in which HTL owns, directly or indirectly, more than 40% of the outstanding voting power, or (z) in the case of any Person referred to in clause (w), (x) or (y), Hutchison; (iv) with respect to Sonera, any Subsidiary of Sonera or any other entity acceptable to Stockholders (other than Sonera and its Permitted Affiliate Transferees) holding a majority of Shares owned by all Stockholders (other than Sonera and its Permitted Affiliate Transferees) in which Sonera owns, directly or indirectly, more than 40% of the outstanding voting power and of which Sonera and its Subsidiaries are collectively the largest shareholder; (v) with respect to TDS, any Subsidiary of TDS or any other entity acceptable to Stockholders (other than TDS and its Permitted Affiliate Transferees) holding a majority of the Shares owned by all Stockholders (other than TDS and its Permitted Affiliated Transferees) in which TDS owns, directly or indirectly, more than 40% of the outstanding voting power and of which TDS and its Subsidiaries are collectively the largest shareholder; and (vi) with respect to DT, any Subsidiary of DT or any other entity acceptable to Stockholders (other than DT and its Permitted Affiliate Transferees) holding a majority of Shares owned by all Stockholders (other than DT and its Permitted Affiliate Transferees) in which DT owns, directly or indirectly, more than 40% of the outstanding voting power and of which DT and its Subsidiaries are collectively the largest shareholder. For purposes of this definition, "control" shall mean ownership of at least 51% of the equity interest in, and at least 51% of the voting power on all matters in, an entity or, if applicable, the sole general partner of such entity.

                  "Person" means an individual, corporation, association, partnership, trust or estate, an unincorporated organization, a joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Qualified DT Designee" means an individual designated by DT, provided that VoiceStream shall have the right to approve such designee, which approval shall not be unreasonably withheld, so long as such individual's membership on the Board shall not cause any violation of any federal anti-trust law or any other federal or state law.

                  "Qualified Sonera Designee" means an individual designated by Sonera, provided that VoiceStream shall have the right to approve such designee, which approval shall not be unreasonably withheld, so long as such individual's membership on the Board shall not cause any violation of any federal anti-trust law or any other federal or state law.

                  "Qualified TDS Designee" means an individual who is not an officer, director, management level employee or affiliate (as defined in the Securities Exchange Act of 1934) of


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TDS, or of any Person in which TDS or any affiliate of TDS has an "attributable interest" (as defined by applicable FCC rules and regulations) designated by TDS provided that VoiceStream shall have the right to approve the designee, which approval shall not be unreasonably withheld.

                  "Sonera" means Sonera Corporation, a limited liability company organized under the laws of Finland, and its wholly-owned Subsidiaries, including Sonera Holding, B.V., a company organized under the laws of the Netherlands.

                  "Sonera Investor Agreement" means the Investor Agreement, dated as of September 17, 1999, among Sonera Corporation, VoiceStream Washington and VoiceStream.

                  "SSF" means Stone Street Fund 1992, L.P., a Delaware limited partnership.

                  "Subsidiary" means, as to any Person, another Person which is an entity as to which such Person owns more than 50% of the outstanding voting power.

                  "Transfer" means any sale, assignment, pledge, hypothecation, gift or other transfer, disposition or encumbrance of any interest (and includes an exchange of Shares in a merger, consolidation or similar transaction).

                  Section 2. Effective Time. This Agreement shall become effective only upon the conversion by DT or its Permitted Affiliate Transferees of all shares of DT Preferred Stock for Shares (the "Effective Time").

                  Section 3. Agreement to Vote by Stockholders.

                  (a) From and after the Effective Time, each Stockholder (and its Permitted Affiliate Transferees) hereby agrees to vote (or cause to be voted) all Shares, and any other voting securities of VoiceStream, then Beneficially Owned by such Stockholder (whether issued heretofore or hereafter) that such Stockholder owns or has the right to vote, in person or by proxy (and shall take all other necessary or desirable actions within such Stockholder's (or its Permitted Affiliate Transferees') control, including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), in favor of the election and continuation in office of the following nineteen (19) members of the Board (subject to adjustments to such number of directors, as provided below):

                  (i) John Stanton, as long as he is the chief executive officer of VoiceStream;

                  (ii) One (1) member designated by John Stanton, so long as he or his Permitted Affiliate Transferees Beneficially Own at least 4,500,000 Shares;

                  (iii) Four (4) members designated by Hutchison PCS (or if Hutchison PCS has Transferred all of its Shares to Permitted Affiliate Transferees of Hutchison PCS, four (4) designees of such Permitted Affiliate Transferees) and its affiliated entities. Such number of designees shall be subject to increases (rounded to the nearest whole number), depending upon increases in Hutchison PCS's (and its Permitted Affiliate Transferees') Percentage Ownership of outstanding Shares (including without limitation Shares issuable to Hutchison PCS (and its Permitted Affiliate Transferees) upon conversion of the Hutchison Preferred Stock), in which

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event the Board shall be expanded by one (1) member to accommodate each such new designee unless there are vacancies on the Board and the Board determines to fill any vacancies with such designees so that the percentage of the entire
Board represented by Hutchison PCS's designees (rounded to the nearest whole number) shall be proportionate to Hutchison PCS's (and its Permitted Affiliate Transferees') aggregate Percentage Ownership of outstanding Shares (including without limitation Shares issuable to Hutchison PCS (and its Permitted Affiliate Transferees) upon conversion of the Hutchison Preferred Stock) (subject to
Section 3(a)(C) hereof);

                  (iv) One (1) member designated by GSC and its Permitted Affiliate Transferees, so long as such entities Beneficially Own at least 4,500,000 Shares;

                  (v) Four (4) members who were on the Board of Directors of Omnipoint prior to the Omnipoint Reorganization and who are selected by Omnipoint to serve (the following persons have been designated by Omnipoint to serve as directors: Douglas G. Smith, Richard L. Fields, James N. Perry, Jr. and James J. Ross; such Persons being collectively referred to as the "Omnipoint Designees") during the period from the closing of the Omnipoint Reorganization until and including the second annual meeting of stockholders of VoiceStream taking place after the closing of the Omnipoint Reorganization (it being understood that such four (4) members shall serve until such time as the term of office of the directors elected at such second annual meeting terminates);

                  (vi) One (1) Qualified Sonera Designee designated by Sonera and its Permitted Affiliate Transferees so long as such entities Beneficially Own at least 4,500,000 Shares; provided, however, that if Sonera Beneficially Owns more than 9,800,000 Shares and TDS Beneficially Owns less than 4,500,000 Shares, the number of Qualified Sonera Designees that Sonera will be entitled to designate will be two (2);

                  (vii) One (1) Qualified TDS Designee designated by TDS and its Permitted Affiliate Transferees so long as such entities Beneficially Own at least 4,500,000 Shares, such director to be elected to the Board by action of the Board promptly after TDS designates a Qualified TDS Designee; provided, however, that if TDS Beneficially Owns more than 9,800,000 Shares and Sonera Beneficially Owns less than 4,500,000 Shares, the number of Qualified TDS Designees that TDS will be entitled to designate will be two (2);

                  (viii) Two (2) Qualified DT Designees designated by DT and its Permitted Affiliate Transferees so long as such entities Beneficially Own at least 9,800,000 Shares, such directors to be elected to the Board by action of the Board promptly after DT designates such Qualified DT Designees; provided, however, that if DT Beneficially Owns at least 4,500,000 Shares but less than 9,800,000 Shares, the number of Qualified DT Designees that DT will be entitled to designate will be one (1);

                  (ix) The then President of VoiceStream;

                  (x) The then Vice Chairman of VoiceStream; and

                  (xi) The remaining members of the Board as selected by a majority of the directors designated pursuant to clauses (i), (ii), (iv), (ix) and (x).


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                  No designee to the Board shall be removed from the Board
(except removal for cause under applicable law) without the written consent of the Stockholder or group of Stockholders that has the right to designate such Person to the Board (or, if such Stockholder or group of Stockholders has Transferred all of their Shares to Permitted Affiliate Transferees of such Stockholder or group of Stockholders, without the written consent of Permitted Affiliate Transferees holding a majority of the Shares owned by all of such Permitted Affiliate Transferees), or, in the case of the Omnipoint Designees, without the consent of a majority of the Board of Directors of Omnipoint as such Board of Directors existed immediately prior to the Omnipoint Reorganization (the "Old Omnipoint Board"). Any Stockholder or group of Stockholders (or, if such Stockholder or group of Stockholders has Transferred all of their Shares to Permitted Affiliate Transferees of such Stockholder or group of Stockholders, Permitted Affiliate Transferees holding a majority of the Shares owned by all of such Permitted Affiliate Transferees) or, in the case of the Omnipoint Designees, a majority of the Old Omnipoint Board, that has the right to designate any member(s) of the Board shall have the right to replace any member(s) so designated by it (whether or not such member is removed from the Board with or without cause or ceases to be a member of the Board by reason of death, disability or for any other reason) upon written notice to VoiceStream and the other members of the Board, which notice shall set forth the name of the member(s) being replaced and the name of the new member(s). Each of the Stockholders (and each of their respective Permitted Affiliate Transferees) agrees that it will vote, or cause to be voted, all of the Shares then Beneficially Owned by it (whether now owned or hereafter acquired ), in person or by proxy (and shall take all other necessary or desirable actions within such Stockholder's (or its Permitted Affiliate Transferees') control including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), so as to cause, if necessary, the removal of the existing director previously elected by such Stockholders (and its Permitted Affiliate Transferees), or previously designated by Omnipoint (in the case of the original Omnipoint Designees) or by a majority of the Old Omnipoint Board (if the Old Omnipoint Board designates a replacement for an Omnipoint Designee, such replacement shall for all purposes of this Agreement be an Omnipoint Designee), and the election and continuation in office of any successor director designated by any of the Stockholders (or any of such Stockholder's Permitted Affiliate Transferees) pursuant to this Section 3(a). Notwithstanding the foregoing,

                  (A) if at any time GSC (and its Permitted Affiliate Transferees) shall cease to Beneficially Own at least 4,500,000 Shares, then in such event, GSC (or, if GSC has Transferred all of its Shares to Permitted Affiliate Transferees of GSC, its Permitted Affiliate Transferees) shall not be entitled to designate any member of the Board;

                  (B) if at any time John Stanton (and his Permitted Affiliate Transferees) shall cease to Beneficially Own at least 4,500,000 shares, then in such event, John Stanton (or, if John Stanton has Transferred all of his Shares to Permitted Affiliate Transferees of John Stanton, his Permitted Affiliate Transferees) shall not be entitled to designate any member of the Board (except that Stanton shall continue to serve on the Board for so long as he holds the office of Chief Executive Officer of VoiceStream);

                  (C) the number of designees of Hutchison PCS (and its Permitted Affiliate Transferees) shall be subject to decreases (rounded to the nearest whole number) depending upon


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reductions in Hutchison PCS's (and its Permitted Affiliate Transferees')
Percentage Ownership of outstanding Shares (including without limitation Shares issuable to Hutchison PCS (and its Permitted Affiliate Transferees) upon conversion of the Hutchison Preferred Stock), so that the percentage of the entire Board represented by Hutchison PCS's (and its Permitted Affiliate Transferees') designees (rounded to the nearest whole number) shall be proportionate to Hutchison PCS's (and its Permitted Affiliate Transferees') aggregate Percentage Ownership of outstanding Shares, in which event (I) the number of designees Hutchison PCS (and its Permitted Affiliate Transferees) are entitled to designate to the Board shall be reduced so that the percentage of the entire Board represented by Hutchison PCS's (and its Permitted Affiliate Transferees') designees (rounded to the nearest whole number) shall be proportionate to Hutchison PCS's (and its Permitted Affiliate Transferees') aggregate Percentage Ownership of outstanding Shares, (II) any members designated by Hutchison PCS (and its Permitted Affiliate Transferees) in excess of such number shall be removed from the Board (any such members to be removed to be designated by Hutchison or, in the event that Hutchison fails to designate the members to be removed, by a majority of the members of the Board), and (III) the Board shall be reduced in size by the number of members so removed; provided, however, that so long as Hutchison PCS (and its Permitted Affiliate Transferees) Beneficially Owns at least 9,800,000 Shares, then in such event Hutchison PCS and its Permitted Affiliate Transferees shall be entitled to designate at least two (2) members of the Board; provided, further, that if at any time Hutchison PCS (and its Permitted Affiliate Transferees) shall cease to Beneficially Own at least (i) 9,800,000 Shares, but shall continue to Beneficially Own at least 4,500,000 Shares, then in such event Hutchison PCS and its Permitted Affiliate Transferees shall be entitled to designate only one member of the Board; and (ii) 4,500,000 Shares, then in such event, Hutchison PCS and its Permitted Affiliate Transferees shall not be entitled to designate any member of the Board;

                  (D) if at any time Sonera (and its Permitted Affiliate Transferees) shall cease to Beneficially Own at least (i) 9,800,000 Shares at a time when Sonera is entitled to designate two (2) directors, then in such event, Sonera (or, if Sonera has Transferred all of its Shares to Permitted Affiliate Transferees of Sonera, its Permitted Affiliate Transferees) shall be entitled to designate only one (1) member of the Board; and (ii) 4,500,000 Shares, then in such event, Sonera (or, if Sonera has Transferred all of its Shares to Permitted Affiliate Transferees of Sonera, its Permitted Affiliate Transferees) shall not be entitled to designate any member of the Board;

                  (E) if at any time TDS (and its Permitted Affiliate Transferees) shall cease to Beneficially Own at least (i) 9,800,000 Shares at a time when TDS is entitled to designate two (2) directors, then in such event, TDS (or, if TDS has Transferred all of its Shares to Permitted Affiliate Transferees of TDS, its Permitted Affiliate Transferees) shall be entitled to designate only one (1) member of the Board; and (ii) 4,500,000 Shares, then in such event, TDS (or, if TDS has Transferred all of its Shares to Permitted Affiliate Transferees of TDS, its Permitted Affiliate Transferees) shall not be entitled to designate any member of the Board;

                  (F) if at any time DT (and its Permitted Affiliate Transferees) shall cease to Beneficially Own at least (i) 9,800,000 Shares, but shall continue to Beneficially Own at least 4,500,000 Shares), then in such event, DT (or, if DT has Transferred all of its Shares to Permitted Affiliate Transferees of DT, its Permitted Affiliate Transferees) shall be entitled to designate only one member of the Board; and (ii) 4,500,000 Shares, then in such event, DT (or, if

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DT has Transferred all of its Shares to Permitted Affiliate Transferees of DT,
its Permitted Affiliate Transferees) shall not be entitled to designate any member of the Board.

                  (G) Any vacancies on the Board created by reason of the provisions of subsections (A) through (F) above shall be filled by the vote of a majority of the directors then in office (unless such directors determine to reduce the size of the Board after a vacancy is created) to serve until the next annual meeting of shareholders of VoiceStream, and at the next annual meeting shall be filled by a vote of a plurality of all shareholders of VoiceStream (including the Stockholders and their Permitted Affiliate Transferees); provided, however, that in the event that the size of the Board shall have increased by reason of Hutchison PCS having the right to designate additional director(s) and thereafter Hutchison PCS shall cease to have the right to so designate such additional director(s), the size of the Board shall be appropriately reduced and each of the Stockholders (and each of their respective Permitted Affiliate Transferees ) agrees that it will vote, or cause to be voted, all of the Shares then Beneficially Owned by it (whether now owned or hereafter acquired), in person or by proxy (and, shall take all other necessary or desirable actions within such Stockholder's (or its Permitted Affiliate Transferees') control including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), to cause such reduction in the Board.

                  (H) Notwithstanding anything to the contrary contained in this Agreement, Hutchison's right to transfer its right to designate directors to certain block transferees as set forth in Sections 14 and 15 of the Shareholders Agreement of VoiceStream Wireless Corporation, dated February 17, 1998, as amended, among Western Wireless Corporation, a Washington corporation, VoiceStream and Hutchison PCS, shall continue in full force and effect until terminated in accordance with the terms of such Shareholders Agreement.

                  (b) Notwithstanding anything to the contrary herein, if a Stockholder shall cease to have the right to designate any director to the Board pursuant to this Agreement, such Stockholder shall be released in full from all obligations and shall cease to have any rights under this Agreement; provided, however, that at the time that the Omnipoint Designees no longer serve on the Board and there is no further obligation to designate Omnipoint Designees under
Section 3(a)(v) hereof, the following Persons shall be released in full from all obligations and shall cease to have any rights under this Agreement: Allen & Company Incorporated, Avance Capital, Avance Capital II, Avance Capital III, Madison Dearborn Capital Partners, L.P., James N. Perry, Jr., Douglas G. Smith, Douglas and Gabriela Smith 1995 Family Trust, Richard L. Fields, James J. Ross and James J. Ross, as Trustee.

                  Section 4. VoiceStream Holdings and Stockholder Covenants.

                  (a) VoiceStream hereby agrees to use all reasonable efforts to give effect to the provisions of Section 3 hereof, including, to the extent necessary, causing the size of the Board to be expanded to create a vacancy or vacancies on the Board and causing such vacancy or vacancies to be filled by designees of one or more of the parties hereto entitled to designate members of the Board in accordance with the provisions of Section 3 hereof. Further, VoiceStream shall, subject to the provisions of Section 3 hereof, duly nominate the designees set forth above, or as may otherwise be designated by a party hereto pursuant to the terms of Section 3 hereof, for election to the Board and shall include in any proxy solicitation materials related to


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the election of members of the Board such information and recommendations of the
Board as are appropriate, in proxy solicitation materials.

                  (b) Each Stockholder shall vote the Shares then Beneficially Owned by such Stockholder at any regular or special meeting of the Stockholders or in any written consent executed in lieu of such a meeting of Stockholders for the election of such designees. VoiceStream and each Stockholder shall take all other actions necessary to ensure that the certificate of incorporation and by-laws of VoiceStream or any successor constituent documents as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Agreement.

                  Section 5. Representations and Warranties of VoiceStream. VoiceStream represents and warrants to each Stockholder as follows: (i) it has full power and authority to execute, deliver and perform its obligations under this Agreement; (ii) this Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, this Agreement has been duly executed and delivered by it, and this Agreement constitutes its legal, valid and binding obligation enforceable against VoiceStream in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles; and (iii) neither the execution, delivery or performance of this Agreement by it, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time or both conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, (A) any provision of the certificate of incorporation, by-laws, partnership agreement or comparable constituent document of it, (B) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected or (C) any law, order, judgment, ordinance, rule, regulation or decree to which it is a party or by which it or any of its properties are bound or affected.

                  Section 6. Representations and Warranties of the Stockholders.

                  Each Stockholder, severally, as to such Stockholder and not jointly, represents and warrants to the other parties as follows: (i) such Stockholder has full power and authority to execute, deliver and perform such Stockholder's obligations under this Agreement; (ii) this Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action on such Stockholder's part, this Agreement has been duly executed and delivered by such Stockholder, and this Agreement constitutes such Stockholder's legal, valid and binding obligation enforceable against such Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles; (iii) neither the execution, delivery or performance of this Agreement by such Stockholder, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time or both conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, (A) if such Stockholder is an entity, any provision of the certificate of incorporation, by-laws, partnership agreement or comparable constituent document of such Stockholder, (B) any

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material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or such Stockholder's properties may be bound or affected or (C) any law, order, judgment, ordinance, rule, regulation or decree to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties are bound or affected; and (iv) the Shares listed next to the name of such Stockholder on Schedule I hereto are the only voting securities of VoiceStream Beneficially Owned by such Stockholder.

                  Section 7. Termination. This Agreement shall terminate upon the earliest to occur of any of the following events:

                  (a) Upon agreement by all Stockholders then retaining the right to designate directors under this Agreement and, so long as Omnipoint Designees are to be designated or are serving pursuant to Section 3(a)(v) hereof, by the Omnipoint Designees or the Old Omnipoint Board; or

                  (b) The filing by VoiceStream of a petition in bankruptcy or the expiration of sixty (60) days after a petition in bankruptcy shall have been filed against VoiceStream and such petition shall not have been stayed or discharged during such sixty (60) day period; or upon the expiration of sixty
(60) days after the commencement of any proceeding under any law for the relief of debtors seeking the relief or readjustment of VoiceStream's indebtedness either through reorganization, winding-up, extension or otherwise, and such proceedings involving VoiceStream as debtor shall not have been vacated or stayed within such sixty (60) day period; or upon the appointment of a receiver, custodian or trustee for all or substantially all of VoiceStream's property, or the making of VoiceStream of any general assignment for the benefit of creditors, or the admitting in writing by VoiceStream of its inability to pay its debts as they mature; or upon the voluntary or involuntary liquidation or dissolution of VoiceStream; or

                  (c) The Beneficial Ownership of all of the Shares by only one Stockholder (including its Permitted Affiliate Transferees).

                  Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

                  Section 8. Miscellaneous.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their Permitted Affiliate Transferees. Each of the Stockholders hereby agrees that prior to any Transfer of any Shares to a Permitted Affiliate Transferee, such Permitted Affiliate Transferee shall execute a counterpart of this Agreement agreeing to be bound by the provisions of this Agreement. No Transfer to a Permitted Affiliate Transferee shall be effective unless such Permitted Affiliate Transferee has executed such counterpart of this Agreement. Except as set forth above with respect to Transfers to Permitted Affiliate Transferees, nothing in this Agreement shall prohibit the Transfer of Shares by any of the Stockholders.

                  (b) Each of the parties hereto acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Accordingly, each of the parties hereto agrees that the other parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel performance of this Agreement pursuant to Section 8(m).

                  (c) The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                  (d) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by same day or next day (or equivalent with respect to delivery outside the United States) courier (guaranteed delivery) or telex or facsimile
(i) if to a Stockholder, at such Stockholder's address appearing on Schedule I hereto or at any other address that such Stockholder may have provided in writing to VoiceStream and the other Stockholders then party to this Agreement and (ii) if to VoiceStream, at 3650 131st Avenue SE, Bellevue, Washington 98006, U.S.A., Tel: 425-586-8014, Fax: 425-586-8080; Attention: Alan R. Bender, Esq. or
such other address as VoiceStream may have furnished to the Stockholders in writing, with a copy (which shall not constitute notice) to Friedman Kaplan & Seiler LLP, 875 Third Avenue, New York, NY 10022, USA, Tel: 212-833-1107, Fax:
212-355-6401, Attention: Barry A. Adelman, Esq. If a notice hereunder is transmitted by confirmed fax so as to arrive during normal business hours during a Business Day at the place of receipt, then such notice shall be deemed to have been given on such Business Day at the place of receipt or, if so transmitted to arrive after normal business hours during a Business Day at the place of receipt, then such notice shall be deemed to have been given on the following Business Day at the place of receipt. If such notice is sent by next-day courier or equivalent, it shall be deemed to have been given on the third Business Day at the place of receipt following sending provided, that the date of sending shall be deemed to be the date at the place of receipt at the time such notice is posted.

                  (e) The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares now or hereinafter owned by each Stockholder (and its Permitted Affiliate Transferees), to any and all securities of VoiceStream or any successor or assign of VoiceStream (whether by merger, consolidation or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Shares, and shall be appropriately adjusted for any stock dividends, stock splits, reverse splits, combinations, recapitalizations and similar events occurring after the date hereof.

                  (f) Copies of this Agreement will be available for inspection or copying by any interested Person at the offices of VoiceStream through the Secretary of VoiceStream. VoiceStream will otherwise take all actions as may be necessary or appropriate to comply with any applicable law relating to the validity and enforceability of shareholders agreements containing the provisions of this Agreement.

                  (g) Except as expressly provided otherwise herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by VoiceStream and each of the Stockholders. The failure of any party hereto to give notice of the breach or non-fulfillment of any term or condition of this Agreement shall not constitute a waiver thereof, nor shall the waiver of any breach or non-fulfillment of any term or condition of this Agreement constitute a waiver of any other breach or non-fulfillment of that term or condition or any other term or condition of this Agreement.

                  (h) This Agreement may be amended or modified at any time by a writing setting forth such amendment or modification, signed by VoiceStream and by Stockholders (or their Permitted Affiliate Transferees) owning in the aggregate at least 90% of the Shares owned by the Stockholders (and their Permitted Affiliate Transferees); provided, however, that, unless such amendment is signed by VoiceStream and by each Stockholder (or its Permitted Affiliate Transferees) adversely affected by such amendment, no such amendment or modification shall eliminate any right of any Stockholder (or its Permitted Affiliate Transferees) or, in the case of the Omnipoint Designees, the Old Omnipoint Board, to designate the member or members of the Board it is entitled to designate in accordance with Section 3 hereof (it being understood and agreed that this clause shall not prohibit the enlargement of the Board).

                  (i) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall be considered one and the same agreement.

                  (j) The obligations of each of the Stockholders under this Agreement shall be several with respect to each such Stockholder.

                  (k) This Agreement constitutes the entire understanding of the parties hereto with respect to this subject matter hereof and supersedes all prior understandings among such parties with respect to such subject matter.

                  (l) The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the State of New York applicable to contracts formed and performed entirely in such state. Each party hereto agrees that, subject to Section 8(m) hereof, any suit, action or other proceeding arising out of this Agreement shall be brought and litigated in the courts of the State of Washington or the United States District Court for the Western District of Washington and each party hereto hereby irrevocably consents to personal jurisdiction and venue in any such court and hereby waives any claim it may have that such court is an inconvenient forum for the purposes of any such suit, action or other proceeding.

                  (m) Any and all disputes, controversies or claims (each a "Dispute") between the Stockholders relating to the interpretation or enforcement or performance of this Agreement shall be resolved by binding arbitration by the American Arbitration Association in accordance with its rules, subject to the following provisions:

                  (i) There shall be three arbitrators (the "Arbitrators") which shall be appointed in accordance with the procedure of the American Arbitration Association.

                  (ii) The expenses of the arbitration shall be borne equally by the Stockholders involved in the arbitration, and each party shall bear its own legal fees and expenses; provided, however, that the Arbitrators shall have discretion to require that one party pay all or a portion of the expenses of arbitration or the other party's legal fees and expenses in connection with any particular arbitration.

                  (iii) The Arbitrators shall determine whether and to what extent any party shall be entitled to damages or equitable relief. No party shall be entitled to punitive damages or consequential damages or shall be required to post a bond in connection with equitable relief.

                  (iv) The Arbitrators shall not have the power to add to nor modify any of the terms or conditions of this Agreement. The Arbitrators' decision shall not go beyond what is necessary for the interpretation and application of the provisions of this Agreement in respect of the issue before the Arbitrators. The Arbitrators' decision and award or permitted remedy, if any, shall be based upon the issue as drafted and submitted by the respective parties and the relevant and competent evidence adduced at the hearing(s).

                  (v) The Arbitrators shall have the authority to award any remedy or relief provided for in this Agreement, in addition to any other remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant (but subject to the remedial limitations, elsewhere set forth in this Agreement, including, but without limitation, the aforesaid prohibition against punitive and consequential damages). The Arbitrators written decision shall be rendered within sixty (60) days of the hearing. The decision reached by the Arbitrators shall be final and binding upon the parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitration is relief or remedy on which a court could enter judgment, a judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of the award is paid within ten (10) days of its determination by the Arbitrators). Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and in any subsequent arbitral or judicial proceeding between the parties.

                  (vi) The arbitration shall take place in Seattle, Washington, unless otherwise agreed by the parties, and shall be conducted in the English language.

                  (vii) The arbitration proceeding and all filing, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose.

                  (viii) The parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a Dispute while the Dispute is being resolved unless and until such obligations are terminated, expire or are suspended in accordance with the provisions hereof.

                  (ix) The Arbitrators may, in their sole discretion, order a pre-hearing exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position, and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. At any oral hearing of evidence in connection with an arbitration proceeding, each party and its counsel shall have the right to examine its witnesses and to cross-examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing.

                  (x) Notwithstanding the dispute resolution procedures contained in this Section 8(m), either party may apply to any court having jurisdiction (a) to enforce this Agreement to arbitrate, (b) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, or (c) to challenge or vacate any final judgment, award or decision of the Arbitrators that does not comport with the express provisions of this Section 8(m).

                  (n) The failure of any party to seek redress for violation of, or to insist upon the strict performance of , any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

                  (o) The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies except as otherwise expressly provided in this Agreement. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                  (p) The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   VOICESTREAM WIRELESS
                                   CORPORATION

                                   By:  /s/ John W. Stanton
                                      ----------------------------------------
                                   Name: John W. Stanton
                                   Title: Chairman and Chief Executive Officer



                                   STOCKHOLDERS:

                                   /s/ John W. Stanton
                                   -------------------------------------------
                                   John W. Stanton


                                   /s/ Theresa E. Gillespie
                                   -------------------------------------------
                                   Theresa E. Gillespie



                                   PN Cellular, Inc.



                                   By:  /s/ Theresa E. Gillespie
                                      ----------------------------------------
                                   Name: Theresa E. Gillespie
                                   Title: Treasurer



                                   Stanton Family Trust



                                   By:  /s/ Theresa E. Gillespie
                                      ----------------------------------------
                                   Name: Theresa E. Gillespie, Trustee

                                   Stanton Communications Corporation



                                   By:   /s/ Theresa E. Gillespie
                                      ----------------------------------------
                                   Name: Theresa E. Gillespie
                                   Title: Treasurer



                                   GS Capital Partners, L.P.



                                   By:  GS Advisors, L.L.C., General Partner

                                   By:  /s/ Terence M. O'Toole
                                      ----------------------------------------
                                   Name:   Terence M. O'Toole
                                   Title:



                                   The Goldman Sachs Group, Inc.



                                   By:  /s/ Terence M. O'Toole
                                      ----------------------------------------
                                   Name:   Terence M. O'Toole
                                   Title:



                                   Bridge Street Fund 1992, L.P.



                                   By:  Stone Street 1992, L.L.C., Managing
                                        General Partner



                                   By:  /s/ Terence M. O'Toole
                                      ----------------------------------------
                                   Name:   Terence M. O'Toole
                                   Title:

                                   Stone Street Fund 1992, L.P.



                                   By:  Stone Street 1992, L.L.C., General
                                        Partner



                                   By:  /s/ Terence M. O'Toole
                                      ----------------------------------------
                                      Name:   Terence M. O'Toole
                                      Title:



                                   HUTCHISON TELECOMMUNICATIONS
                                   HOLDINGS (USA) LIMITED



                                   By:  /s/ Canning Fok
                                      ----------------------------------------
                                   Name:  Canning Fok
                                   Title: Director



                                   HUTCHISON TELECOMMUNICATIONS
                                   PCS (USA) LIMITED



                                   By:  /s/ Frank Sixt
                                      ----------------------------------------
                                   Name:  Frank Sixt
                                   Title: Director

                                   ALLEN & COMPANY INCORPORATED



                                   By:  /s/ Richard L. Fields
                                      ----------------------------------------
                                   Name: Richard L. Fields
                                   Title: Manager



                                   MADISON DEARBORN CAPITAL
                                   PARTNERS, L.P.



                                   By:  Madison Dearborn Partners, L.P., its
                                   General Partner

                                            By: Madison Dearborn Partners, Inc.
                                            its General Partner



                                   By:  /s/ James N. Perry
                                      ----------------------------------------
                                   Name: James N. Perry
                                   Title: Manager



                                   /s/ James N. Perry
                                   -------------------------------------------
                                   James N. Perry, Jr.


                                   /s/ Richard L. Fields
                                   -------------------------------------------
                                   Richard L. Fields

                                   AVANCE CAPITAL



                                   By:  /s/ Douglas G. Smith
                                      ----------------------------------------
                                   Name:  Douglas G. Smith
                                   Title:  Sole Proprietor



                                   AVANCE CAPITAL II



                                   By:  /s/ Douglas G. Smith
                                      ----------------------------------------
                                   Name:  Douglas G. Smith
                                   Title:  Sole Proprietor



                                   AVANCE CAPITAL III



                                   By:  /s/ Douglas G. Smith
                                      ----------------------------------------
                                   Name:  Douglas G. Smith
                                   Title:  Sole Proprietor



                                   DOUGLAS AND GABRIELA SMITH
                                   1995 FAMILY TRUST



                                   By:  /s/ Gabriela Smith
                                      ----------------------------------------
                                   Name:  Gabriela Smith
                                   Title: Trustee


                                   /s/ Douglas G. Smith
                                   -------------------------------------------
                                   Douglas G. Smith

                                   /s/ James J. Ross
                                   -------------------------------------------
                                   James J. Ross



                                   ELIZABETH G. ROSS U/T/A, DATED
                                   MARCH 4, 1994



                                   By:  /s/ James J. Ross
                                      ----------------------------------------
                                   Name:  James J. Ross
                                   Title: Trustee



                                   DAVID G. ROSS U/T/A, DATED JUNE
                                   18, 1997



                                   By:  /s/ James J. Ross
                                      ----------------------------------------
                                   Name:  James J. Ross
                                   Title: Trustee

                                   SONERA CORPORATION



                                   By:  /s/ Kaj-Erik Relander
                                      ----------------------------------------
                                   Name:   Kaj-Erik Relander
                                   Title:  Deputy CEO



                                   SONERA HOLDING, B.V.



                                   By:  /s/ Kaj-Erik Relander
                                      ----------------------------------------
                                   Name:   Kaj-Erik Relander
                                   Title:  Deputy CEO



                                   DEUTSCHE TELEKOM AG



                                   By:  /s/ Kevin Copp
                                      ----------------------------------------
                                   Name:   Kevin Copp
                                   Title:  Head of International Legal Affairs



                                   TELEPHONE AND DATA SYSTEMS,
                                   INC.



                                   By:  /s/ Sandra L. Helton
                                      ----------------------------------------
                                   Name:   Sandra L. Helton
                                   Title:  Executive Vice President - Finance
                                           and Chief Financial Officer

                                   SCHEDULE I
                                  STOCKHOLDERS


             NAME AND ADDRESS OF STOCKHOLDER                            NUMBER OF SHARES
----------------------------------------------------------------------------------------------------
John W. Stanton and Theresa E. Gillespie                                                   2,930,136
c/o VoiceStream Wireless Corporation
3650 131st Avenue S.E., Suite 400
Bellevue, WA 98006
Attention:  John W. Stanton
Fax: 425-586-8010

PN Cellular, Inc.                                                                          1,686,069
c/o VoiceStream Wireless Corporation
3650 131st Avenue S.E., Suite 400
Bellevue, WA 98006
Attention:  John W. Stanton
Fax: 425-586-8010

Stanton Family Trust                                                                         164,437
c/o VoiceStream Wireless Corporation
3650 131st Avenue S.E., Suite 400
Bellevue, WA 98006
Attention:  John W. Stanton
Fax: 425-586-8010

Stanton Communications Corporation                                                         1,274,520
c/o VoiceStream Wireless Corporation
3650 131st Avenue S.E., Suite 400
Bellevue, WA 98006
Attention:  John W. Stanton
Fax: 425-586-8010

GS Capital Partners, L.P.                                                                  8,986,738
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention:  Terence O'Toole
Fax: 212-902-3000

The Goldman Sachs Group, Inc.                                                                 68,821
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention:  Terence O'Toole
Fax: 212-357-5505

Bridge Street Fund 1992, L.P.                                                                273,069
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention:  Terence O'Toole
Fax: 212-357-5505

Stone Street Fund 1992, L.P.                                                                 470,401
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention:  Terence O'Toole
Fax: 212-357-5505

Hutchison Telecommunications PCS (USA) Limited                                            52,010,364
                                                                (Which includes 26,227,586 shares of
c/o Offshore Incorporations Limited                                            Common stock issuable
P.O. Box 957                                                   upon conversion of the Company's 2.5%
Offshore Incorporations Centre                                                    Junior Convertible
Road Town, Tortola                                                                  Preferred Stock)
British Virgin Islands
Telephone No.: 809-494-2233
Facsimile No.: 809-494-4885

and:

c/o Hutchison Telecommunications Limited
22nd Floor, Hutchison House
10 Harcourt Road
Hong Kong
Attention: Ms. Edith Shih
Fax: 852-2128-1778

Hutchison Telecommunications Holdings (USA) Limited                                        3,888,888

c/o Offshore Incorporations Limited
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands
Telephone No.: 809-494-2233
Facsimile No.: 809-494-4885

and:

c/o Hutchison Telecommunications Limited
22nd Floor, Hutchison House
10 Harcourt Road
Hong Kong
Attention: Ms. Edith Shih
Fax: 852-2128-1778

Douglas G. Smith                                                                           1,196,398
6200 Brookside Drive
Chevy Chase, MD 20815

Avance Capital                                                                             2,220,266
Attn: Douglas G. Smith
6200 Brookside Drive
Chevy Chase, MD 20815

Avance Capital II                                                                            750,000
Attn: Douglas G. Smith
6200 Brookside Drive
Chevy Chase, MD 20815

Avance Capital III                                                                           375,000
Attn: Douglas G. Smith
6200 Brookside Drive
Chevy Chase, MD 20815

Douglas & Gabriela Smith                                                                     519,482
1995 Family Trust
Attn: Gabriela Smith, Trustee
6200 Brookside Drive
Chevy Chase, MD 20815

Richard L. Fields                                                                            317,368
75 Central Park South, Apt. 15B
New York, NY 10022

Allen & Company Incorporated                                                               2,290,522
c/o Richard L. Fields, Managing Director
711 Fifth Avenue
New York, NY 10022

James N. Perry, Jr.                                                                           50,874
Madison Dearborn Capital Partners, LP
Three First National Plaza, Suite 1330
Chicago, IL 60602

Madison Dearborn Capital Partners, LP                                                      3,232,149
c/o James N. Perry, Jr., Managing Director
Three First National Plaza, Suite 1330
Chicago, IL 60602

James J. Ross                                                                                582,445
c/o Becker Ross Stone DeStefano & Klein
317 Madison Avenue, Suite 1410
New York, NY 10017

James J. Ross, as Trustee, of Elizabeth G. Ross U/T/A,                       An Aggregate of 145,950
dated March 4, 1994
c/o Becker Ross Stone DeStefano & Klein
317 Madison Avenue, Suite 1410
New York, NY 10017

James J. Ross, as Trustee, of David G. Ross U/T/A, dated
June 18, 1997
c/o Becker Ross Stone DeStefano & Klein
317 Madison Avenue, Suite 1410
New York, NY 10017

Sonera Corporation                                                                        10,203,843
P.O. Box 106
FIN-00051-TELE
Teollisuuskatu 15, Helsinki
Attn: Kaj-Erik Relander, Executive Vice President
Facsimile: 011 358 2040 3770

Sonera Holding, B.V.                                                                       8,771,930
c/o Sonera Corporation
P.O. Box 106
FIN-00051-TELE
Teollisuuskatu 15, Helsinki
Attn: Kaj-Erik Relander, Executive Vice President
Facsimile: 011 358 2040 3770

Telephone and Data Systems, Inc.                                                          35,570,493
30 North LaSalle, Suite 4000
Chicago, IL 60602
Attention: LeRoy T. Carlson, Jr., President
Facsimile: 312-630-9299

Deutsche Telekom AG                                                                       31,250,000 (Representing
140 Friedrich-Ebert Allee                                                                 shares of common stock
S3113 Bonn                                                                                issuable upon conversion
Germany                                                                                   of DT Preferred Stock)
Attention: Kevin Copp
Facsimile: 49-228-181-44177